Exhibit 4.2
Execution Version

UL SOLUTIONS INC.
UL LLC
as Guarantor
INDENTURE
Dated as of October 20, 2023
COMPUTERSHARE TRUST COMPANY, N.A.
as Trustee

i

INDENTURE dated as of October 20, 2023, among UL SOLUTIONS INC., a corporation organized under the laws of Delaware (the “Company”), UL LLC, a limited liability company organized under the laws of Delaware, as the Guarantor (as defined below) hereunder, and COMPUTERSHARE TRUST COMPANY, N.A., a national banking association organized under the laws of the United States, as trustee (the “Trustee”).
The Company, the Guarantor and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes authenticated and delivered under this Indenture (the “Notes”):
ARTICLE I
DEFINITIONS
SECTION 1.01.    Definitions. The following terms shall have the following meanings:
“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, a Person shall be deemed to be “controlled by” a Person if such Person possesses, directly or indirectly, power either (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise, and the terms “controlling” and “controlled” have meaning correlative to the foregoing.
“Agent” means any Registrar, Paying Agent or co-registrar.
“Attributable Indebtedness” in respect of any Sale and Leaseback Transaction, means, as of the time of determination, the total obligation (discounted to present value at the rate per annum equal to the discount rate which would be applicable to a capital lease obligation with like term in accordance with GAAP) of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the initial term of the lease included in such Sale and Leaseback Transaction.
“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
“Board of Directors” means the Board of Directors of the Company (or, if the Company is not a corporation, the board or committee of the Company serving a similar function), or any authorized committee thereof.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee.
“Business Day” means, unless otherwise provided by Board Resolutions, Officer’s Certificate or supplemental indenture hereto for a particular Series, any day other than a Legal Holiday.
“Capital Lease” means any lease of any Principal Property that is or should be accounted for as a finance lease on the consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP.
“Capital Stock” means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person (excluding hypothetical shares of stock of the Company issued to employees as part of a “phantom stock” compensation plan).
“Clearstream” means Clearstream Banking, societe anonyme, or any successor thereto.

“Company” means UL Solutions Inc., until a successor replaces it and thereafter means only the successor.
“Company Order” means a written order signed in the name of the Company by an Officer.
“Consolidated Total Assets” means, at any date of determination, the amount representing the total assets of the Company and its Subsidiaries that appear on the most recent fiscal quarter end consolidated balance sheet of the Company and its Subsidiaries on such date prepared in accordance with GAAP.
“Corporate Trust Office of the Trustee” shall be the address of the Trustee specified in Section 10.02 hereof or such other address at which at any particular time its corporate trust business is principally administered.
“Custodian” means the Trustee, as Custodian with respect to the Notes in global form, or any successor entity thereto.
“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.08 hereof.
“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.15 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture, and, if at any time there is more than one such person, “Depositary” as used with respect to the Notes of any Series shall mean the Depositary with respect to the Notes of such Series.
“Dollar” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debt.
“DTC” means The Depository Trust Company.
“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, or any successor thereto.
“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.
“Global Note” when used with respect to any Series of Notes issued hereunder, means, individually and collectively, Notes executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with this Indenture and an indenture supplemental hereto, if any, or Board Resolution and pursuant to a Company Order, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all the outstanding Notes of such Series or any portion thereof, in either case having the same terms, including, without limitation, the same original Issue Date, date or dates on which principal is due, and interest rate or method of determining interest and which shall bear the legend as prescribed by Section 2.15(c).
“Global Note Legend” means the legend set forth in Section 2.15(c), which is required to be placed on all Global Notes issued under this Indenture.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States of America pledges its full faith and credit.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial regulatory or administrative functions of government.
“Guarantee” means a guarantee of the Guarantor on the terms set forth in Article XI.
“Guarantor” means UL LLC, a Delaware limited liability company.
“Holder” means a Person in whose name a Note is registered on the Registrar’s books.
“Indebtedness” means indebtedness of, or guaranteed or assumed by, the Company for borrowed money, including indebtedness evidenced by bonds, debentures, notes or other similar instruments and reimbursement and cash collateralization of letters of credit, bankers’ acceptances, interest rate hedge and currency hedge agreements, if any such indebtedness would appear as a liability upon a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP (not including contingent liabilities that appear only in a footnote to such balance sheet).
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Interest Payment Date” when used with respect to any Series of Notes, means the date specified in such Notes for the payment of any installment of interest on those Notes.
“Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder.
“Issue Date” means the date on which the Notes are initially issued.
“Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).
“Maturity,” when used with respect to any Note or installment of principal thereof, means the date on which the principal of such Note or such installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, notice of option to elect repayment or otherwise.
“Non-Recourse Indebtedness” means any Indebtedness the terms of which provide that the lender’s claim for repayment of such Indebtedness is limited solely to the single property or group of related properties that secure such Indebtedness.
“Notes” has the meaning assigned to it in the preamble to this Indenture.
“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.
“Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer of the Company that meets the requirements of Sections 10.04 and 10.05 hereof; provided that, in connection with any Officer’s Certificate delivered pursuant to Section 4.03 hereof, the Officer must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company.

“Opinion of Counsel” means an opinion from legal counsel, that meets the requirements of Section 10.04 and 10.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.
“Original Issue Discount Note” means any Note that provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02.
“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream or other indirect participants in DTC serving a similar function).
“Permitted Liens” means:
(a)    Liens existing on the date of this Indenture;
(b)    Liens in favor of the Company or a Restricted Subsidiary;
(c)    Liens on any property existing at the time of the acquisition thereof;
(d)    Liens on any property of a Person or its subsidiaries existing at the time such Person is consolidated with or merged into the Company or a Restricted Subsidiary, or Liens on any property of a Person existing at the time such Person becomes a Restricted Subsidiary;
(e)    Liens to secure all or part of the cost of acquisition (including Liens created as a result of an acquisition by way of Capital Lease), construction, development or improvement of the underlying property, or to secure Indebtedness incurred to provide funds for any such purposes; provided, that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than 18 months after the later of (A) the completion of the acquisition, construction, development or improvement of such property and (B) the placing in operation of such property or of such property as so constructed, developed or improved;
(f)    Liens securing industrial revenue, pollution control or similar bonds; and
(g)    any extension, renewal or replacement (including successive extensions, renewals and replacements), in whole or in part, of any Lien referred to in any of clauses (a), (c), (d) or (e) of this definition of Permitted Liens that would not otherwise be permitted pursuant to any of clauses (a) through (f) of this definition of Permitted Liens, to the extent that (A) the principal amount of Indebtedness secured thereby and not otherwise permitted to be secured pursuant to any of clauses (a) through (f) of this definition of Permitted Liens does not exceed the principal amount of Indebtedness, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of any such extension, renewal or replacement, except that where (1) the Indebtedness so secured at the time of any such extension, renewal or replacement was incurred for the sole purpose of financing a specific project and (2) additional Indebtedness is to be incurred in connection with such extension, renewal or replacement solely to finance the completion of the same project, the additional Indebtedness may also be secured by such Lien; and (B) the property that is subject to the Lien serving as an extension, renewal or replacement is limited to some or all of the property that was subject to the Lien so extended, renewed or replaced.
“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.
“Principal Property” means any contiguous or proximate parcel of real property owned by, or leased to, the Company or any of its Subsidiaries, and any related buildings, fixtures or other improvements, having a gross book value (without deduction of any depreciation reserves), as of the date of determination, in excess of the greater of $30,000,000 and 2% of Consolidated Total Assets.

“Registration Rights Agreement” means the registration rights agreement, dated as of the date hereof, by and among the Company, the Guarantor, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC.
“Responsible Officer” with respect to the Trustee, means any officer within the corporate trust department of such Trustee, including any vice president, assistant vice president, trust officer or any other officer of such Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers who shall have direct responsibility for the administration of this Indenture, or any other officer of such Trustee to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject.
“Restricted Subsidiary” means any Subsidiary of the Company which owns or leases Principal Property.
“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to property now owned or hereafter acquired whereby the Company or any Restricted Subsidiary transfers such property to another Person and the Company or the Restricted Subsidiary leases or rents it from such Person.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Senior Credit Facility” means the Credit Agreement, dated as of January 11, 2022, among the Company, as parent guarantor, the Guarantor, as borrower, Bank of America, N.A., as administrative agent, and the other agents and lenders party thereto, as amended, restated, supplemented, waived, or otherwise modified from time to time, and (if designated by the Company) as replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including (if designated by the Company) any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof.
“Series” or “Series of Notes” means each series of debentures, notes or other debt instruments of the Company created pursuant to Sections 2.01 and 2.02 hereof.
“Significant Subsidiary” means each “significant subsidiary” of the Company as defined in Rule 1-02 of Regulation S-X under the Securities Act as of October 5, 2023.
“Stated Maturity,” when used with respect to any Note, means the date specified in such Note as the fixed date on which an amount equal to the principal amount of such Note is due and payable.
“Subsidiary” means any Person in which a majority of the partnership interests, outstanding Voting Stock or other equity interests is owned, directly or indirectly, by the Company and/or a Subsidiary and which is consolidated in the accounts of the Company and/or a Subsidiary in accordance with GAAP.
“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) and the rules and regulations thereunder as in effect on the date on which this Indenture is qualified under the TIA; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act as so amended.
“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder, and if at any time there is more than one such person, “Trustee” as used with respect to the Notes of any Series shall mean the Trustee with respect to Notes of that Series.
“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Voting Stock” means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of a contingency.
“written notice,” “written request,” “notice” and “in writing” and similar language means any notice or request delivered pursuant to this Indenture, and shall include e-mail, facsimile, handwritten or typed letter, or to the extent permitted or required by applicable DTC procedures or regulations, delivered electronically or otherwise in accordance with DTC procedures, and shall be deemed sent on the date postmarked, if delivered by US mail, or on the date transmitted by the sender as determined by evidence of such transmission, if delivered via e-mail, facsimile, courier, by applicable DTC procedures or otherwise.
SECTION 1.02.    Other Definitions.

Term	Defined in Section

“Covenant Defeasance”	8.03

“Event of Default”	6.01

“Guaranteed Obligations”	11.02

“Legal Defeasance”	8.02

“Legal Holiday”	10.07

“OID”	4.06

“Paying Agent”	2.05

“Registrar”	2.05

“Regular Record Date”	2.03

“Service Agent”	2.05
SECTION 1.03.    Incorporation by Reference of Trust Indenture Act. When qualified under the TIA, this Indenture shall be subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. Whether or not this Indenture is so qualified, the following TIA terms used in this Indenture have the following meanings:
“indenture securities” means the Notes;
“indenture security Holder” means a Holder of a Note;
“indenture to be qualified” means this Indenture;
“indenture trustee” or “institutional trustee” means the Trustee; and
“obligor” on the Notes means the Company, until a successor replaces it and thereafter means the successor.

When qualified under the TIA, all other terms used in this Indenture that are defined by the TIA, defined by the TIA’s reference to another statute or defined by SEC rule under the TIA shall have the meanings so assigned to them.
SECTION 1.04.    Rules of Construction. Unless the context otherwise requires:
(1)    a term has the meaning assigned to it;
(2)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(3)    “or” is not exclusive;
(4)    words in the singular include the plural, and in the plural include the singular;
(5)    provisions apply to successive events and transactions; and
(6)    references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.
ARTICLE II
THE SECURITIES
SECTION 2.01.    Issuable in Series. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The Notes may be issued in one or more Series. All Notes of a Series shall be identical except as may be set forth in a Board Resolution, a supplemental indenture or an Officer’s Certificate detailing the adoption of the terms thereof pursuant to the authority granted under a Board Resolution. In the case of Notes of a Series to be issued from time to time, the Board Resolution, supplemental indenture or Officer’s Certificate may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined. Notes may differ between Series in respect of any matters.
SECTION 2.02.    Establishment of Terms of Series of Notes. At or prior to the issuance of any Notes within a Series, the Company may establish (as to the Series generally, in the case of Subsection 2.02(a) and either as to such Notes within the Series or as to the Series generally in the case of Subsections 2.02(b) through 2.02(y)) by a Board Resolution, a supplemental indenture or an Officer’s Certificate pursuant to authority granted under a Board Resolution the following terms applicable to such Notes:
(a)    the title of the Notes of the Series (which shall distinguish the Notes of that particular Series from the Notes of any other Series);
(b)    any limit upon the aggregate principal amount of the Notes of the Series which may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the Series);
(c)    the date or dates on which the principal and premium, if any, of the Notes of the Series are payable;
(d)    the rate or rates (which may be fixed or variable per annum) at which the Notes of the Series shall bear interest, if any, or the method of determining such rate or rates, the date or dates from which such interest, if any, shall accrue, the Interest Payment Dates on which such interest, if any, shall be payable or the method by which such dates will be determined, the record dates, for the determination of Holders thereof to whom such interest is payable (in the case of Notes in registered form), and the basis upon which such interest will be calculated if other than that of a 360-day year of twelve 30-day months;

(e)    the currency or currencies, including composite currencies in which Notes of the Series shall be denominated, if other than Dollars, and the manner of determining the equivalent thereof in Dollars for any purpose, including for purposes of determining the aggregate principal amount of Notes outstanding hereunder at any time, the place or places, if any, in addition to or instead of the Corporate Trust Office of the Trustee (in the case of Notes in registered form) or the principal New York office of the Trustee (in the case of Notes in bearer form), where the principal, premium and interest with respect to Notes of such Series shall be payable or the method of such payment, if by wire transfer, mail or other means;
(f)    the price or prices at which, the period or periods within which, and the terms and conditions upon which, Notes of the Series may be redeemed, in whole or in part at the option of the Company or otherwise;
(g)    whether Notes of the Series are to be issued in registered form or bearer form or both and, if Notes are to be issued in bearer form, whether coupons will be attached to them, whether Notes of the Series in bearer form may be exchanged for Notes of the Series issued in registered form, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;
(h)    if any Notes of the Series are to be issued in bearer form or as one or more Global Notes representing individual Notes of the Series in bearer form, whether certain provisions for the payment of additional interest or tax redemptions shall apply; whether interest with respect to any portion of a temporary Note of the Series in bearer form payable with respect to any Interest Payment Date prior to the exchange of such temporary Note in bearer form for definitive Notes of the Series in bearer form shall be paid to any clearing organization with respect to the portion of such temporary Note in bearer form held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the Persons entitled to interest payable on such Interest Payment Date; and the terms upon which a temporary Note in bearer form may be exchanged for one or more definitive Notes of the Series in bearer form;
(i)    the obligation, if any, of the Company to redeem, purchase or repay the Notes of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Notes of the Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;
(j)    the terms, if any, upon which the Notes of the Series may be convertible into or exchanged for any of the Company’s common stock, preferred stock, other debt securities or warrants for common stock, preferred stock or other securities of any kind and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;
(k)    if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which the Notes of the Series shall be issuable;
(l)    if the amount of principal, premium or interest with respect to the Notes of the Series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;
(m)    if the principal amount payable at the Stated Maturity of Notes of the Series will not be determinable as of any one or more dates prior to such Stated Maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any Maturity other than the Stated Maturity and which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in Dollars;
(n)    any changes or additions to Article VIII;

(o)    if other than the full principal amount thereof, the portion of the principal amount of the Notes of the Series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02;
(p)    the terms, if any, of the transfer, mortgage, pledge or assignment as security for the Notes of the Series of any properties, assets, moneys, proceeds, securities or other collateral, including whether any provisions of the TIA are applicable and any corresponding changes to provisions of this Indenture as then in effect;
(q)    any addition to, elimination of, or change in the Events of Default which apply to any Notes of the Series and any change in the right of the Trustee or the requisite Holders of such Series of Notes to declare the principal amount of, premium, if any, and interest on such Series of Notes due and payable pursuant to Section 6.02;
(r)    if the Notes of the Series shall be issued in whole or in part in the form of a Global Note, the terms and conditions, if any, upon which such Global Note may be exchanged in whole or in part for other individual Definitive Notes of such Series, the Depositary for such Global Note and the form of any legend or legends to be borne by any such Global Note in addition to or in lieu of the Global Note Legend;
(s)    any Trustee, authenticating agent, Paying Agent, transfer agent, Service Agent or Registrar;
(t)    the applicability of, and any addition to, elimination of, or change in, the covenants (and the related definitions) set forth in Articles IV or V which applies to Notes of the Series;
(u)    with regard to Notes of the Series that do not bear interest, the dates for certain required reports to the Trustee;
(v)    the intended United States federal income tax consequences of the Notes of the Series;
(w)    the terms applicable to Original Issue Discount Notes, including the rate or rates at which original issue discount will accrue;
(x)    if the Notes of the Series are not to be guaranteed by the Guarantor, an express determination to that effect; and
(y)    any other terms of Notes of the Series (which terms shall not be prohibited by the provisions of this Indenture).
All Notes of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, supplemental indenture or Officer’s Certificate referred to above, and the authorized principal amount of any Series may not be increased to provide for issuances of additional Notes of such Series, unless otherwise provided in such Board Resolution, supplemental indenture or Officer’s Certificate.
SECTION 2.03.    Denominations; Provisions for Payment. The Notes shall be issuable, except as otherwise provided with respect to any series of Notes pursuant to Section 2.02, as registered Notes in the denominations of two thousand Dollars ($2,000) or any integral multiple of one thousand Dollars ($1,000) in excess thereof, subject to Section 2.02(k). The Notes of any Series shall bear interest payable on the dates and at the rate specified with respect to that Series. Unless otherwise provided as contemplated by Section 2.02 with respect to Notes of any Series, the principal of and the interest on the Notes of any Series, as well as any premium thereon in case of redemption thereof prior to maturity, shall be payable in Dollars. Such payment shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York. Each Note shall be dated the date of its authentication. Unless otherwise provided as contemplated by Section 2.02, interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months.

The interest installment on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date for Notes of that Series shall be paid to the Person in whose name said Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest installment. In the event that any Note of any Series or portion thereof is called for redemption and the redemption date is subsequent to a Regular Record Date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Note will be paid upon presentation and surrender of such Note as provided in Section 3.05 and Section 3.06.
Unless otherwise set forth in a Board Resolution, a supplemental indenture or an Officer’s Certificate establishing the terms of any series of Notes pursuant to Section 2.02 hereof, the term “Regular Record Date” as used in this Section with respect to Notes of any Series with respect to any Interest Payment Date for such Series shall mean either (i) the fifteenth day of the month immediately preceding the month in which an Interest Payment Date established for such series pursuant to Section 2.02 hereof shall occur, if such Interest Payment Date is the first day of a month or (ii) the last day of the month immediately preceding the month in which an Interest Payment Date established for such series pursuant to Section 2.02 hereof shall occur, if such Interest Payment Date is the fifteenth day of a month, whether or not such date is a Business Day.
Subject to the foregoing provisions of this Section, each Note of a Series delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note of such Series shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Note.
SECTION 2.04.    Execution and Authentication. One or more Officers shall sign the Notes for the Company by manual, facsimile or PDF signature. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid. A Note shall not be valid until authenticated by the manual signature, facsimile or PDF signature of the Trustee or an authenticating agent. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The Notes may contain such notations, legends or endorsements required by law, stock exchange rule or usage. It shall not be necessary for the Notes of any Series to be endorsed or executed by the Guarantor and such Notes shall nevertheless be entitled to the benefits of Article XI hereof unless otherwise expressly determined pursuant to Section 2.02(x).
The Trustee shall at any time, and from time to time, authenticate Notes for original issue in the principal amount provided in the Board Resolution, supplemental indenture hereto or Officer’s Certificate, upon receipt by the Trustee of a Company Order. Such Company Order shall specify the amount of Notes to be authenticated, the date on which the issue of Notes is to be authenticated, the number of separate Notes to be authenticated, the registered holder of each Note and delivery instructions. Each Note shall be dated the date of its authentication unless otherwise provided by a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate.
The aggregate principal amount of Notes of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution, supplemental indenture hereto or Officer’s Certificate delivered pursuant to Section 2.02, except as provided in Section 2.09.
Prior to the issuance of Notes of any Series, the Trustee shall have received and (subject to Section 7.02) shall be fully protected in relying on: (a) the Board Resolution, supplemental indenture hereto or Officer’s Certificate establishing the form of the Notes of that Series or of Notes within that Series and the terms of the Notes of that Series or of Notes within that Series, (b) an Officer’s Certificate complying with Section 10.04, and (c) an Opinion of Counsel complying with Section 10.04.
The Trustee shall have the right to decline to authenticate and deliver any Notes of such Series: (a) if the Trustee, being advised by counsel, determines that such action may not lawfully be taken; or (b) if the Trustee in good faith by its board of directors or trustees, executive committee or a trust committee of directors and/or vice-presidents shall determine that such action would expose the Trustee to personal liability to Holders of any then outstanding Series of Notes or otherwise exposes the Trustee to liability hereunder or under any Series of Notes.
The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.
SECTION 2.05.    Registrar and Paying Agent. So long as Notes of any Series remain outstanding, the Company agrees to maintain, at the place or places specified with respect to such Series pursuant to Section 2.02, an office or agency where Notes of such Series may be presented or surrendered for payment (“Paying Agent”), where Notes of such Series may be presented for registration of transfer or exchange (“Registrar”) and where notices and demands to or upon the Company in respect of the Notes of such Series and this Indenture may be delivered (“Service Agent”). The Registrar shall keep a register with respect to each Series of Notes and to their transfer and exchange. The Company will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of each Registrar, Paying Agent or Service Agent. If at any time the Company shall fail to maintain any such required Registrar, Paying Agent or Service Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands; provided, however, that any appointment of the trustee as Service Agent shall exclude the appointment of the Trustee or any office of the Trustee as an agent to receive the service of legal process on the Company, which may instead be served at the address of the Company as set forth in Section 10.02.
The Company may also from time to time designate one or more co-registrars, additional paying agents or additional service agents and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain a Registrar, Paying Agent and Service Agent in each place so specified pursuant to Section 2.02 for Notes of any Series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of any such co-registrar, additional paying agent or additional service agent. The term “Registrar” includes any co-registrar; the term “Paying Agent” includes any additional paying agent; and the term “Service Agent” includes any additional service agent. The Company or any of its Affiliates may serve as Registrar or Paying Agent.
The Company hereby appoints the Trustee as the initial Registrar, Paying Agent and Service Agent for each Series unless another Registrar, Paying Agent or Service Agent, as the case may be, is appointed prior to the time Notes of that Series are first issued. The rights, powers, duties, obligations and actions of each Agent under this Indenture are several and not joint or joint and several, and the Agents shall only be obliged to perform those duties expressly set out in this Indenture and shall have no implied duties.
SECTION 2.06.    Paying Agent To Hold Money in Trust. The Company shall require each Paying Agent, other than the Trustee, to agree in writing that the Paying Agent will hold in trust, for the benefit of Holders of any Series of Notes, or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on the Series of Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. Notwithstanding anything in this Section to the contrary, (i) the agreement to hold sums in trust as provided in this Section is subject to the provisions of Section 8.06, and (ii) the Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any paying agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms and conditions as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent (if other than the Company or a Subsidiary) shall be released from all further liability with respect to the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Holders of any Series of Notes all money held by it as Paying Agent.
SECTION 2.07.    Holder Lists. (a) The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of each Series of Notes. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least three Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders of each Series of Notes.

(b)    The Trustee may destroy any list furnished to it as provided in Section 2.07(a) upon receipt of a new list so furnished.
SECTION 2.08.    Transfer and Exchange. When Notes of a Series are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of the same Series, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Trustee shall authenticate Notes at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment from the transferring or exchanging Holder, as the case may be, of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.12, 3.06 or 9.04).
Neither the Company nor the Registrar shall be required (a) to issue, register the transfer of, or exchange Notes of any Series for the period beginning at the opening of business 15 days immediately preceding the sending of a notice of redemption of Notes of that Series selected for redemption and ending at the close of business on the day of such sending, or (b) to register the transfer or exchange of Notes of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Notes selected, called or being called for redemption in part.
All Notes presented or surrendered for exchange or registration of transfer, as provided in this Section, shall be accompanied by a written instrument or instruments of transfer, in the form set forth in the supplemental indenture for such Series of Notes and satisfactory to the Company or the Registrar, duly executed by the registered holder or by such holder’s duly authorized attorney in writing. The transferor shall also provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
The provisions of this Section 2.08 are, with respect to any Global Note, subject to Section 2.15 hereof.
SECTION 2.09.    Mutilated, Destroyed, Lost and Stolen Notes. If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Note, a new Note of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note (without surrender thereof except in the case of a mutilated Note) if the applicant for such payment shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, and, in case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note of any Series issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of that Series duly issued hereunder.
The provisions of this Section are exclusive and shall preclude (to the extent lawful) any and all other rights and remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary, with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes, negotiable instruments or other securities.
SECTION 2.10.    Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest on a Global Note effected by the Trustee in accordance with the provisions hereof and those described in this Section as not outstanding.
If a Note is replaced pursuant to Section 2.09, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any thereof) holds on the Maturity of Notes of a Series money sufficient to pay such Notes payable on that date, then on and after that date such Notes of the Series cease to be outstanding and interest on them ceases to accrue.
A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.
In determining whether the Holders of the requisite principal amount of outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Note that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02.
SECTION 2.11.    Treasury Notes. In determining whether the Holders of the required principal amount of Notes of a Series have concurred in any request, demand, authorization, direction, notice, consent or waiver, Notes of a Series owned by the Company or an Affiliate of the Company shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver only Notes of a Series that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.
SECTION 2.12.    Temporary Notes. Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a Company Order. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee upon request shall authenticate Definitive Notes of the same Series and date of maturity in exchange for temporary Notes. Until so exchanged, temporary Notes shall have the same rights under this Indenture as the Definitive Notes.
SECTION 2.13.    Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation along with written direction to cancel such Notes. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for transfer, exchange, payment, replacement or cancellation and shall destroy such canceled Notes (subject to the record retention requirement of the Exchange Act) and upon written request, deliver a certificate of such destruction to the Company. The Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation.
SECTION 2.14.    Defaulted Interest. If the Company defaults in a payment of interest on a Series of Notes, it shall pay the defaulted interest, plus, to the extent permitted by law and if the terms of such Series so provide, any interest payable on the defaulted interest, to the persons who are Holders of the Series on a subsequent special record date. The Company shall fix the record date and payment date and deliver or cause to be delivered to each Holder of the Series a notice that states the record date, the payment date and the amount of interest to be paid. The Company may pay defaulted interest in any other lawful manner.
SECTION 2.15.    Global Notes. (a) Terms of Notes. A Board Resolution, a supplemental indenture hereto or an Officer’s Certificate shall establish whether the Notes of a Series shall be issued in whole or in part in the form of one or more Global Notes and the Depositary for such Global Note or Notes.
(b)    Transfer and Exchange. Notwithstanding any provisions to the contrary contained in Section 2.08 of the Indenture and in addition thereto, any Global Note shall be exchangeable pursuant to Section 2.08 of the Indenture for Notes registered in the names of Holders other than the Depositary for such Note or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depositary within 90 days of such event, and (ii) the Company executes and delivers to the Trustee an Officer’s Certificate to the effect that such Global Note shall be so exchangeable. Any Global Note that is exchangeable pursuant to the preceding sentence shall be exchangeable for Notes registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Note with like tenor and terms.
Except as provided in this Section 2.15(b), a Global Note may only be transferred in whole but not in part (i) by the Depositary with respect to such Global Note to a nominee of such Depositary, (ii) by a nominee of such Depositary to such Depositary or another nominee of such Depositary or (iii) by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.
(c)    Legend. Any Global Note issued hereunder shall bear a legend in substantially the following form:
“This Note is held by the Depositary (as defined in the Indenture governing this Note) or its nominee in custody for the benefit of the beneficial owners hereof, and is not transferable to any person under any circumstances except that (a) the Trustee may make such notations hereon as may be required pursuant to Section 2.04 of the Indenture, (b) this Note may be exchanged in whole but not in part pursuant to Section 2.15(b) of the Indenture, (c) this Note may be delivered to the Trustee for cancellation pursuant to Section 2.13 of the Indenture and (d) except as otherwise provided in Section 2.15(b) of the Indenture, this Note may be transferred, in whole but not in part, only (x) by the Depositary to a nominee of the Depositary, (y) by a nominee of the Depositary to the Depositary or another nominee of the Depositary or (z) by the Depositary or any nominee to a successor Depositary or to a nominee of such successor Depositary.
Unless and until it is exchanged in whole or in part for notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of DTC (55 Water Street, New York, New York), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. Or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. Or such other entity as may be requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.”
(d)    Acts of Holders. (i) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
(ii)    The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee or the Company deems sufficient.
(iii)    The ownership of bearer securities may be proved by the production of such bearer securities. The Trustee and the Company may assume that such ownership of any bearer security continues until (i) such bearer security is produced to the Trustee by some other Person, (ii) such bearer security is surrendered in exchange for a registered security or (iii) such bearer security is no longer outstanding. The ownership of bearer securities may also be proved in any other manner which a Responsible Officer of the Trustee deems sufficient.
(iv)    The ownership of registered securities shall be proved by the register maintained by the Registrar.
(v)    Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.
(vi)    If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution or Officer’s Certificate, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided, that such authorization, agreement or consent by the Holders on such record date shall not be deemed effective unless it shall become effective pursuant to the provisions of this Indenture within six months after the record date.
The Depositary, as a Holder, may establish procedures for beneficial owners of Notes who hold interests in the Notes through Participants to provide any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture and it may take actions as Holder consistent with such instructions in accordance with such procedures.
(e)    Payments. Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.02, payment of the principal of and interest, if any, on any Global Note shall be made to the Holder thereof.
(f)    Consents, Declaration and Directions. Except as provided in Section 2.15(e), the Company, the Trustee and any Agent shall treat a person as the Holder of such principal amount of outstanding Notes of such Series represented by a Global Note as shall be specified in a written statement of the Depositary with respect to such Global Note, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.

SECTION 2.16.    CUSIP or ISIN Numbers. The Company in issuing the Notes may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” or “ISIN” numbers in notices of redemption as provided in Section 3.03; provided, that neither the Company nor the Trustee shall have any responsibility for any defect in the “CUSIP” or “ISIN” number that appears on any Note, check, advice of payment or redemption notice, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall notify the Trustee of changes in the “CUSIP” or “ISIN” numbers for the Notes of which it becomes aware.
SECTION 2.17.    Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give or be construed to give to any Person, other than the parties hereto and the Holders of the Notes, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the Holders of the Notes.
ARTICLE III
REDEMPTION AND PREPAYMENT
SECTION 3.01.    Notices to Trustee. The Company may, with respect to any Series of Notes, reserve the right to redeem and pay the Series of Notes or may covenant to redeem and pay the Series of Notes or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in such Series of Notes. If a Series of Notes is redeemable and the Company wants or is obligated to redeem prior to the Stated Maturity thereof all or part of the Series of Notes pursuant to the terms of such Notes, it shall notify the Trustee in writing of the redemption date and the principal amount of Notes of the Series to be redeemed and the redemption price. The Company shall give such written notice to the Trustee at least 10 but no more than 60 days before the redemption date (or such shorter notice as may be acceptable to the Trustee).
SECTION 3.02.    Selection of Notes To Be Redeemed. Unless otherwise indicated for a particular Series by a Board Resolution, a supplemental indenture or an Officer’s Certificate, if less than all of the Notes of a Series are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased as follows:
(1)    if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or
(2)    if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such other method in accordance with the procedures of DTC as the Trustee shall deem fair and appropriate.
No Notes of $2,000 of principal amount or less will be redeemed in part. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall make the selection at least 10 days but not more than 60 days before the redemption date from outstanding Notes of a Series not previously called for redemption.
If any Note is to be redeemed in part only, the notice of redemption that relates to such Note of the same Series and Stated Maturity shall state the portion of the principal amount of that Note to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note presented for redemption will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become irrevocably due on the date fixed for redemption at the applicable redemption price, plus accrued and unpaid interest to the redemption date. On and after the redemption date, interest ceases to accrue or accrete on Notes or portions of them called for redemption.
SECTION 3.03.    Notice of Redemption. Unless otherwise provided for a particular Series of Notes by a Board Resolution, a supplemental indenture or an Officer’s Certificate, at least 10 days but not more than 60 days before a redemption date, the Company shall deliver or cause to be delivered, electronically or by first class mail (or in the case of Global Notes, give pursuant to applicable DTC procedures), a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.
The notice shall identify the Notes to be redeemed and shall state:
(1)    the redemption date;
(2)    the redemption price or the applicable calculation thereof;
(3)    if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;
(4)    the name and address of the Paying Agent;
(5)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(6)    that, subject to the satisfaction of any conditions to the redemption set forth in such notice, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;
(7)    the paragraph of the Notes and/or provision of this Indenture or any supplemental indenture pursuant to which the Notes called for redemption are being redeemed;
(8)    the CUSIP or ISIN number, if any, printed on the Notes being redeemed;
(9)    that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes; and
(10)    any conditions to redemption.
At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall deliver to the Trustee, at least five Business Days (unless a shorter time shall be acceptable to the Trustee) prior to the intended delivery of any such notice (or such shorter period as the Company and the Trustee shall agree), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as required by this Section.
In connection with any redemption of Notes, any such redemption may, at the Company’s discretion, be subject to one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived, in the Company’s discretion, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived, in the Company’s discretion, by the redemption date, or by the redemption date so delayed. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another person. The Company shall provide written notice to the Trustee prior to the close of business one Business Day prior to the redemption date if any such redemption has been rescinded or delayed, and upon receipt the Trustee shall provide such notice to each Holder of the Notes in the same manner in which the notice of redemption was given. The Trustee is permitted to accept the Company’s direction regarding redemptions, notwithstanding anything to the contrary in this Indenture, and the Trustee shall have no liability for any action taken at the Company’s direction.

SECTION 3.04.    Effect of Notice of Redemption. Once notice of redemption is delivered in accordance with Section 3.03 hereof, Notes called for redemption become due and payable on the redemption date at the redemption price subject to the satisfaction of any condition precedent specified therein.
Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.
SECTION 3.05.    Deposit of Redemption Price. Prior to 10:00 a.m. (New York City time) on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary of the Company is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of, and accrued interest on, all Notes to be redeemed on that date, other than Notes or portions of Notes called for redemption that have been delivered by the Company to the Trustee for cancellation. The Trustee or the Paying Agent shall as promptly as practicable return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.
If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid on the redemption date to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and, to the extent permitted by law and if the terms of such Series so provide, on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.
SECTION 3.06.    Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and, upon the Company’s written request, the Trustee shall authenticate for the Holder (at the Company’s expense) a new Note of the same Series and Stated Maturity equal in principal amount to the unredeemed portion of the Note surrendered.
SECTION 3.07.    Open Market Purchases. The Company or any of its Affiliates may at any time purchase Notes in the open market or otherwise at any agreed upon price. All Notes so purchased may not be reissued or resold, except in accordance with applicable securities and other laws.
ARTICLE IV
COVENANTS
SECTION 4.01.    Payment of Notes. The Company covenants and agrees for the benefit of the Holders of each Series of Notes that it will duly and punctually make all payments in respect of each Series of Notes on the dates and in the manner provided in such series of Notes and this Indenture. Such payments shall be considered made on the date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to make all payments with respect to such Notes then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.
SECTION 4.02.    Provision of Financial Information.
(a)    Unless otherwise provided for a particular Series of Notes by a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate, so long as any Notes are outstanding (unless satisfied and discharged or defeased), the Company will furnish without cost to the Holders and provide to the Trustee, no later than 120 days after the end of each fiscal year (in the case of annual financial statements) and 60 days after the end of each fiscal quarter other than the last fiscal quarter (in the case of quarterly financial statements), unaudited quarterly and audited annual consolidated financial statements of the Company and its Subsidiaries (including balance sheets, statements of operations and statements of cash flows that would be required from an SEC registrant in an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q, as the case may be) prepared in accordance with GAAP, subject, with respect to quarterly financial statements, to the absence of footnote disclosure and normal year end audit adjustments. All such audited annual consolidated financial statements shall be audited by an internationally recognized independent public accountant.
The Company will distribute such information and such reports electronically to:
(i)    any Holder;
(ii)    any beneficial owner of the Notes that provides its email address to the Company and certifies that it is a beneficial owner of the Notes;
(iii)    any prospective investor in the Notes that provides its email address to the Company and certifies that it is (i) a prospective investor in the Notes and (ii) a Qualified Institutional Buyer (as defined in the Securities Act) or not a U.S. Person (as defined in Rule 902(k) under the Securities Act);
(iv)    any market maker that provides its email address to the Company and certifies that it is or intends to be a market maker with respect to the Notes; and
(v)    any securities analyst that provides its email address to the Company and certifies that it is a securities analyst.
Any person who requests or receives such financial information from the Company will be required to make usual and customary representations to the Company about confidentiality, until the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, unless the Company has made such information publicly available as provided in Section 4.02(c).
(b)    The Company will furnish to the Holders and to any prospective investor that certifies it is a Qualified Institutional Buyer, upon request and if not previously provided, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless the Notes are not purchased or sold pursuant to Rule 144A under the Securities Act.
(c)    Notwithstanding anything in this Section 4.02, the Company may fulfill the requirement to distribute financial information under this Section 4.02 by filing the information with the SEC. Such information that the Company may file with the SEC via the SEC’s EDGAR system (or any successor system) will be deemed to be filed with the Trustee and transmitted to the Holders at the time such information is filed via the SEC’s EDGAR system (or any successor system).
Delivery of reports, information and documents to the Trustee under this Section 4.02 is for informational purposes only, and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s and the Guarantor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely on Officer’s Certificates).
SECTION 4.03.    Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officer’s Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that, to such Officer’s knowledge, the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer has knowledge and what action the Company is taking or proposes to take, if any, with respect thereto).

SECTION 4.04.    Further Instruments and Acts. The Company shall execute and deliver to the Trustee such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
SECTION 4.05.    Existence. Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:
(1)    its existence in accordance with its organizational documents (as the same may be amended from time to time) and
(2)    the rights (charter and statutory), licenses and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right, license or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.
SECTION 4.06.    Calculation of Original Issue Discount. If the Notes are issued with original issue discount (other than de minimis original issue discount) (“OID”), as defined under the Internal Revenue Code, the Company shall file with the Trustee promptly at the end of each calendar year if reporting is required (i) a written notice specifying the amount of OID (including daily rates and accrual periods) accrued on outstanding Notes as of the end of such year and (ii) such other specific information relating to such OID as may then be relevant under the Internal Revenue Code.
SECTION 4.07.    Limitations on Liens.
(a)    The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, assume or permit to exist, any Lien to secure Indebtedness (other than Permitted Liens) on (i) any Principal Property or (ii) Capital Stock or Indebtedness issued by any Restricted Subsidiary and owned by the Company or any Subsidiary, now or hereafter acquired, in each case, without effectively providing concurrently that the Notes are secured equally and ratably with such Indebtedness, for so long as such Indebtedness shall be so secured.
(b)    Notwithstanding the restrictions described in Section 4.07(a), the Company and its Restricted Subsidiaries may, directly or indirectly, create, assume or permit to exist any Lien that would otherwise be subject to the restrictions set forth in Section 4.07(a) without equally and ratably securing the Notes if, at the time of such creation, assumption or permission, after giving effect thereto and to the retirement of any Indebtedness which is concurrently being retired, the aggregate principal amount of outstanding Indebtedness secured by Liens which would otherwise be subject to the restrictions of Section 4.07(a) (not including Permitted Liens) plus all Attributable Indebtedness of the Company and its Restricted Subsidiaries in respect of Sale and Leaseback Transactions with respect to any Principal Property (not including such transactions described under any of clauses (a) through (e) as set forth in Section 4.08), does not exceed the greater of $400.0 million and 15% of Consolidated Total Assets.
SECTION 4.08.    Limitations on Sale and Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Principal Property unless:
(a)    the Sale and Leaseback Transaction is solely with the Company or another Subsidiary;
(b)    the lease in such Sale and Leaseback Transaction is for a period not in excess of three years, including renewal rights;
(c)    the lease in such Sale and Leaseback Transaction secures or relates to industrial revenue, pollution control or similar bonds;

(d)    the Sale and Leaseback Transaction is entered into prior to or within 18 months after the purchase or acquisition of the Principal Property which is the subject of such Sale and Leaseback Transaction;
(e)    the proceeds of the Sale and Leaseback Transaction are at least equal to the fair market value (as determined by the Board of Directors in good faith) of the Principal Property which is the subject of the Sale and Leaseback Transaction and prior to or within 180 days after the sale of such Principal Property, the Company applies an amount equal to the greater of (A) the net proceeds of such sale, and (B) the Attributable Indebtedness of the Company and its Restricted Subsidiaries in respect of such Sale and Leaseback Transaction to (1) the retirement of long-term Indebtedness that is not subordinated to any Notes and that is not Indebtedness owed to the Company or a Subsidiary, or (2) the purchase of other property which will constitute a Principal Property having a value at least equal to the value of the Principal Property leased; or
(f)    the Attributable Indebtedness of the Company and its Restricted Subsidiaries in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions with respect to any Principal Property (not including any Sale and Leaseback Transactions described under any of clauses (a) through (e) of this Section 4.08), plus the aggregate principal amount of outstanding Indebtedness secured by Liens upon Principal Properties or Capital Stock or Indebtedness issued by any Restricted Subsidiary and owned by the Company or any Subsidiary then outstanding (not including any such Indebtedness secured by Permitted Liens) which do not secure such Notes equally and ratably with (or on a basis that is prior to) the other Indebtedness secured thereby, would not exceed the greater of $400.0 million and 15% of Consolidated Total Assets.
ARTICLE V
SUCCESSORS
SECTION 5.01.    Mergers, Consolidations, Sales. Unless otherwise provided for a particular Series of Notes by a Board Resolution, a supplemental indenture or an Officer’s Certificate, the Company and the Guarantor shall not consolidate with or merge into any other Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company’s and its Subsidiaries’ properties and assets, taken as a whole, to any Person, unless:
(a)    the Person surviving such consolidation or merger (if not the Company or the Guarantor) or the Person that acquires by sale, assignment, transfer, lease, conveyance or other disposition all or substantially all of the Company’s and its Subsidiaries’ properties and assets, taken as a whole, shall be a corporation, partnership, limited liability company, trust or other entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or Canada, Ireland, Luxembourg, the Netherlands, Switzerland or the United Kingdom, and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Notes and the performance or observance of every covenant of the Indenture on the part of the Company and the Guarantor to be performed or observed;
(b)    immediately after giving effect to such transaction and treating any Indebtedness that becomes an obligation of the Company or any Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Default or Event of Default shall have occurred and be continuing; and
(c)    the Company shall have delivered to the trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the terms of this Indenture and that all conditions precedent provided for herein relating to such transaction have been complied with.
The restrictions of this Section 5.01 will not apply to (i) any sale, assignment, transfer, conveyance, lease or other disposition of assets solely between or among the Company and its Subsidiaries (including the Guarantor); or (ii) any conversion of the Company or the Guarantor from a corporation to a limited liability company, from a limited liability company to a corporation, from a limited liability company to a limited partnership or a similar conversion.

SECTION 5.02.    Successor Substituted. (a) In case of any such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition and upon the assumption by the successor entity, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of, premium, if any, and interest on all of the Notes of all series outstanding and the due and punctual performance of all of the covenants and conditions of this Indenture or established with respect to each series of the Notes pursuant to Section 2.02 to be performed by the Company or the Guarantor with respect to each series, as applicable, such successor entity shall succeed to and be substituted for and may exercise every right and power of the Company or the Guarantor, as applicable, under this Indenture with the same effect as if it had been named as the Company or the Guarantor, as applicable, herein, and thereupon the predecessor entity shall be relieved of all obligations and covenants under this Indenture and the Notes.
(b)    In case of any such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.
(c)    Nothing contained in this Indenture or in any of the Notes shall prevent the Company or the Guarantor from merging into itself or acquiring by purchase or otherwise all or any part of the property of any other Person (whether or not affiliated with the Company or the Guarantor).
ARTICLE VI
DEFAULTS AND REMEDIES
SECTION 6.01.    Events of Default. Unless otherwise indicated for a particular Series of Notes by a Board Resolution, a supplemental indenture hereto, or an Officer’s Certificate, each of the following constitutes an “Event of Default” with respect to each Series of Notes:
(1)    default in the payment of the principal of or premium, if any, when due on the Notes;
(2)    default for 30 days in the payment of interest when due on the Notes;
(3)    the Company fails to comply with any of its covenants or agreements in the Notes or this Indenture and such failure continues for 60 days after the written notice specified below has been given;
(4)    default by the Company or any Subsidiary under any Indebtedness (other than NonRecourse Indebtedness) of the Company or any Subsidiary having an aggregate principal amount equal to or in excess of $150,000,000, or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Subsidiary having an aggregate principal amount equal to or in excess of $150,000,000, whether such Indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay any portion of the principal of such Indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; provided, that such acceleration shall not have been rescinded or annulled within 10 days after written notice is given to the Company by the Trustee or Holders of at least 25% of the outstanding principal amount of Notes of such series as specified below; and provided, further, that prior to any declaration of acceleration of the Notes pursuant to Section 6.02, an Event of Default under this clause (4) will be remedied, cured or waived without further action on the part of either the Trustee or any of the Holders if the default under such other Indebtedness is remedied, cured or waived;
(5)    a final judgment or judgments outstanding against the Company or against any property or assets of the Company in an amount in excess of $150,000,000 is or are not paid, vacated, bonded, undischarged or unstayed for a period of 30 days after the date of its or their entry; provided, that prior to any declaration of acceleration of the Notes pursuant to Section 6.02, an Event of Default under this clause (5) will be remedied, cured or waived without further action on the part of either the Trustee or any of the Holders if the judgment is vacated, bonded, discharged or stayed;

(6)    the Company, the Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
(A)    commences a voluntary case;
(B)    consents to the entry of an order for relief against it in an involuntary case; or
(C)    consents to the appointment of a Custodian of it or for all or substantially all of its property; or
(D)    makes a general assignment for the benefit of its creditors;
or takes any comparable action under any foreign laws relating to insolvency;
(7)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A)    is for relief against the Company, the Guarantor or any Significant Subsidiary in an involuntary case;
(B)    appoints a Custodian of the Company, the Guarantor or any Significant Subsidiary for all or substantially all of its property; or
(C)    orders the winding up or liquidation of the Company, the Guarantor or any Significant Subsidiary;
or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for ninety (90) consecutive days;
(8)    except as permitted by this Indenture, any Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or the Guarantor, or any Person acting on behalf of the Guarantor, denies or disaffirms its obligations under its Guarantee; or
(9)    any other Event of Default provided in the supplemental indenture or Board Resolution under which such Series of Notes is issued or in the form of Notes for such series.
The term “Custodian” means, for the purposes of this Article VI only, any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
A Default under clause (3) is not an Event of Default until the Trustee at the direction of the Holders of at least 25% in principal amount of the outstanding Notes under the applicable Series notifies the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”
The Company shall deliver to the Trustee, within 30 days after the Company first gains knowledge of the occurrence thereof, written notice in the form of an Officer’s Certificate of any Event of Default and any event which with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.
If a Default for a failure to report or failure to deliver a required certificate in connection with another Default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another Default that resulted solely because of that Initial Default will also be cured without any further action. Any Default or Event of Default for the failure to comply with the time periods prescribed in Section 4.02 or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture. Any time period in this Indenture to cure any actual or alleged Default or Event of Default may be extended or stayed by a court of competent jurisdiction.
SECTION 6.02.    Acceleration. (a) If an Event of Default with respect to any Series of Notes at the time outstanding (other than an Event of Default specified in Section 6.01(6) or (7)) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes of that Series by notice to the Company, may declare the principal amount of (or, in the case of Original Issue Discount Notes of that Series, the portion thereby specified in the terms of such Note), premium, if any, and accrued and unpaid interest on all the Notes of that Series to be due and payable. Upon such a declaration, such amounts shall be due and payable immediately. If an Event of Default specified in Section 6.01(6) or (7) occurs, the principal amount of (or, in the case of Original Issue Discount Notes of that Series, the portion thereby specified in the terms of such Note), premium, if any, and accrued and unpaid interest on all the Notes of each Series of Note shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
(b)    At any time after the principal of the Notes of any Series of Notes shall have been so declared due and payable (or have become immediately due and payable), and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Holders of a majority in principal amount of the Notes of that Series then outstanding hereunder, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if: (i) the Company has paid or deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all the Notes of that Series and the principal of (and premium, if any, on) any and all Notes of that Series that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the Notes of that Series to the date of such payment or deposit) and (ii) any and all Events of Default under the Indenture with respect to such Series of Notes, other than the nonpayment of principal (or, in the case of Original Issue Discount Notes of that Series, the portion thereby specified in the terms of such Note) and interest, if any, on Notes of that Series that have become due solely by such declaration of acceleration, shall have been remedied or waived as provided in Section 6.04. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
(c)    In the event of a declaration of acceleration of the Notes of any Series solely because an Event of Default described in Section 6.01(4) above has occurred and is continuing, the declaration of acceleration of the Notes of such Series shall be automatically rescinded and annulled if the Event of Default or Default that triggered such Event of Default pursuant to Section 6.01(4) shall be remedied or cured by the Company or a Subsidiary of the Company or waived by the holders of the relevant Indebtedness within 30 Business Days after the failure to pay with respect thereto or the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.
SECTION 6.03.    Other Remedies. If an Event of Default with respect to any Series of Notes occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount of (or, in the case of Original Issue Discount Notes of that Series, the portion thereby specified in the terms of such Note), premium, if any, and accrued and unpaid interest on the Notes of that Series or to enforce the performance of any provision of the Notes of that Series or this Indenture.
The Trustee may institute and maintain a suit or legal proceeding even if it does not possess any of the Notes of a Series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default with respect to any Series of Notes shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.
SECTION 6.04.    Waiver of Past Defaults. The Holders of a majority in principal amount of the outstanding Notes of any Series (including consents obtained in connection with the purchase of, or tender of or exchange offer for, such Notes) may on behalf of the Holders of all the Notes of such Series by written notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal amount of (or, in the case of Original Issue Discount Notes of that Series, the portion thereby specified in the terms of such Note), premium, if any, and accrued and unpaid interest on a Note of that Series, (ii) a Default arising from the failure to redeem or purchase any Note of such Series when required pursuant to this Indenture or (iii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder of that Series affected; provided, however, that the Holders of a majority in principal amount of the outstanding Notes of any Series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration in accordance with Section 6.02. When a Default is waived, it shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.
SECTION 6.05.    Control by Majority. The Holders of a majority in principal amount of the outstanding Notes of any Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to that Series, provided that such direction shall not conflict with law or this Indenture, the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction and, subject to Section 7.01, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer of the Trustee, determine that proceeding as so directed would subject the Trustee to personal liability. Prior to taking any action hereunder, the Trustee shall be entitled to security or indemnity against all loss, liability, cost and expenses caused by taking or not taking such action reasonably satisfactory to the Trustee.
SECTION 6.06.    Limitation on Suits. Except to enforce the right to receive payment of the principal amount of (or, in the case of Original Issue Discount Notes, the portion thereby specified in the terms of such Note), premium, if any, and accrued and unpaid interest on the Notes of any Series held by such Holder when due, no Holder of a Note of that Series may pursue any remedy with respect to this Indenture or the Notes of that Series unless:
(i)    the Holder previously gave the Trustee written notice stating that an Event of Default with respect to that Series is continuing;
(ii)    the Holders of at least 25% in aggregate principal amount of the outstanding Notes of that Series make a written request to the Trustee to pursue the remedy;
(iii)    such Holder or Holders of that Series offer to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability, cost, expense, disbursement and advance caused by taking such action;
(iv)    the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and
(v)    the Holders of a majority in aggregate principal amount of the outstanding Notes of that Series do not give the Trustee a direction inconsistent with the request during such 60-day period.
A Holder of Notes of any Series may not use this Indenture to prejudice the rights of another Holder of that Series or to obtain a preference or priority over another Holder of that Series.
SECTION 6.07.    Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount of (or, in the case of Original Issue Discount Notes, the portion thereby specified in the terms of such Note), premium, if any, and accrued and unpaid interest on the Notes held by such Holder, on or after their Maturity, or to bring suit for the enforcement of any such payment on or after their Maturity, shall not be impaired or affected without the consent of such Holder.
SECTION 6.08.    Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09.    Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and is entitled and empowered to participate as a member in any official committee of creditors appointed in such manner and to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, their respective agents and counsel, and any other amounts due the Trustee under or Agent hereunder out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.
SECTION 6.10.    Priorities. If the Trustee collects any money or property pursuant to this Article VI with respect to any Series of Notes, it shall pay out the money or property in the following order, and, in case of the distribution of such money on account of principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
FIRST: to the Trustee, in each of its capacities under this Indenture, for amounts due under Section 7.07;
SECOND: to Holders for amounts due and unpaid on the Notes of that Series for the principal amount of (or, in the case of Original Issue Discount Notes of that Series, the portion thereby specified in the terms of such Note), premium, if any, and accrued and unpaid interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes of that Series for the principal amount of (or, in the case of Original Issue Discount Notes of that Series, the portion thereby specified in the terms of such Note), premium, if any, and accrued and unpaid interest, respectively; and
THIRD: to the Company.
The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall deliver to each Holder and the Company a notice that states the record date, the payment date and
SECTION 6.11.    Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing, by any party litigant in the suit, of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the then outstanding Notes of any Series.
SECTION 6.12.    Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law, wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII
TRUSTEE
SECTION 7.01.    Duties of Trustee. (a) If an Event of Default has occurred and is continuing with respect to any Series of Notes, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.
(b)    Except during the continuance of an Event of Default with respect to any Series of Notes:
(1)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Notes of that Series, as modified or supplemented by a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2)    in the absence of bad faith on its part, the Trustee may, with respect to Notes of that Series, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)    The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(1)    this paragraph does not limit the effect of paragraph (b) of this Section;
(2)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(3)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
(d)    Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.
(e)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.
(f)    Money held in trust by the Trustee need not be segregated from funds except to the extent required by law.
(g)    No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(h)    Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and, if this Indenture is qualified under the TIA, to the provisions of the TIA.
SECTION 7.02.    Rights of Trustee. (a) The Trustee may conclusively rely on, and shall be protected in acting or refraining from acting by, any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order or other document believed by it to be genuine and to have been signed or presented by the proper Person or Persons. The Trustee need not investigate any fact or matter stated in the document.
(b)    Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.
(c)    The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed by it with due care. No Depositary shall be deemed an agent of the Trustee, and the Trustee shall not be responsible for any act or omission by any Depositary.
(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute negligence or willful misconduct.
(e)    The Trustee may consult with counsel of its choice, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes, shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder without negligence and in good faith and in accordance with the advice or opinion of such counsel.
(f)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company, and the Trustee may rely thereon.
(g)    The Trustee shall not be deemed to have notice of any Default or Event of Default with respect to the Notes of any Series unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references such Notes and this Indenture.
(h)    The rights, privileges, protections, immunities and benefits given to the Trustee hereunder, including, without limitation, its right to be indemnified, are extended to and shall be enforceable by, the Trustee in each of its capacities.
(i)    Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction.
(j)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit. The Trustee shall not be bound to make any investigation into the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of this Indenture or any other agreement, instrument or document.
(k)    The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.
(l)    The Trustee shall not be required to give any bond or surety in respect of the performance of its duties or powers hereunder.

(m)    The Trustee may request that the Company deliver a certificate of incumbency setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
(n)    In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any act or provision of any present or future law or regulation or governmental authority, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes, or acts of God, labor dispute, disease, epidemic or pandemics, quarantine, national emergency or other force majeure events, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, communications system failure, malware or ransomware or unavailability of the Federal Reserve Bank wire or telex system or other wire or other funds transfer systems or unavailability of any securities clearing system; it being understood that the Trustee shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
(o)    The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, as amended, the Trustee, in accordance with requirements applicable to financial institutions, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. Each party to this Indenture agrees that it will provide the Trustee with such information as the Trustee may request in order for the Trustee to comply with the requirements of the U.S.A. Patriot Act applicable to the Trustee.
(p)    The Trustee shall not be responsible or liable for special, indirect or consequential losses or damages (including, but not limited to, loss of profit) irrespective of whether the Trustee or Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
(q)    The Trustee shall not have any duty (A) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, re-filing or redepositing of any thereof or (B) to see to any insurance.
SECTION 7.03.    Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.
SECTION 7.04.    Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture, in the Notes or in any document executed in connection with the sale of the Notes, other than those set forth in the Trustee’s certificate of authentication.
SECTION 7.05.    Notice of Defaults. If a Default with respect to Notes of any Series occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall deliver to each Holder of that Series notice of the Default within 90 days after it occurs. The Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.
SECTION 7.06.    Reports by Trustee to Holder. Unless otherwise specified in the applicable Board Resolution, supplemental indenture hereto or Officer’s Certificate, within 60 days from each June 30 beginning with June 30, 2024 for so long as Notes remain outstanding, the Trustee shall deliver to each Holder a brief report dated as of such reporting date that complies with § 313(a) of the TIA. The Trustee shall also comply with § 313(b)(2) of the TIA.

A copy of each report at the time it is sent to Holders shall be filed with each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.
SECTION 7.07.    Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its services as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable and documented out-of-pocket expenses incurred or made by it in connection with its administration of the trust hereunder, including reasonable compensation, fees and expenses, disbursements, court costs and advances of the Trustee’s agents, counsel, accountants and experts and costs of collection. The Company shall indemnify and hold harmless the Trustee and its officers, directors, employees and agents against any and all loss, liability, damages, costs, fees or expense (including the reasonable and documented fees of one outside counsel) incurred by or in connection with its acceptance or administration of this trust and the performance of its duties hereunder as Trustee and of defending itself against any claims (whether asserted by any Holder, the Company, the Guarantor or otherwise). The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure to so notify the Company shall not relieve the Company of its indemnity obligations hereunder. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct or negligence, as determined by a final non-appealable decision of a court of competent jurisdiction.
To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay the principal of and interest and any additional payments on particular Notes.
The Company’s payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(5) or (6) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.
SECTION 7.08.    Replacement of Trustee. The Trustee may resign with respect to the Notes of any Series by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the Notes of any Series may remove the Trustee and may appoint a successor Trustee with respect to such Series of Notes by so notifying the Trustee and the Company in writing not less than 30 days prior to the effective date of such removal. The Company shall remove the Trustee with respect to Notes of one or more Series if:
(1)    the Trustee fails to comply with Section 7.10;
(2)    the Trustee is adjudged bankrupt or insolvent;
(3)    a receiver or other public officer takes charge of the Trustee or its property; or
(4)    the Trustee otherwise becomes incapable of acting.
If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Notes of any Series and such Holders do not reasonably promptly appoint a successor Trustee or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to each Series of Notes for which it is acting as Trustee under this Indenture. The successor Trustee shall notify Holders of that Series of Notes of its succession. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.
If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least a majority in principal amount of the Notes of that Series may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee fails to comply with Section 7.10, any Holder of that Series of Notes may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it prior to such replacement.
SECTION 7.09.    Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, sells or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.
In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and if at that time any of the Notes shall not have been authenticated, any such successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.
SECTION 7.10.    Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a)(1), (2) and (5). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.
SECTION 7.11.    Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or has been removed shall be subject to TIA § 311(a) to the extent indicated.
ARTICLE VIII
LEGAL DEFEASANCE, COVENANT DEFEASANCE
AND SATISFACTION AND DISCHARGE
SECTION 8.01.    Option To Effect Legal Defeasance or Covenant Defeasance. The Company may, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes of any Series upon compliance with the conditions set forth below in this Article VIII.
SECTION 8.02.    Legal Defeasance and Discharge. Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes of that Series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
(a)    the Company’s obligations with respect to such Notes of that Series under Sections 2.05, 2.08 and 2.09 hereof;
(b)    the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder and the Company’s obligations in connection therewith (including, but not limited to, the rights of the Trustee and the duties of the Company under Section 7.07, which shall survive despite the satisfaction in full of all obligations hereunder); and
(c)    Sections 8.05 and 8.06 hereof.
Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.
SECTION 8.03.    Covenant Defeasance. Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 with respect to any Series of Notes, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.02, 4.03, 4.07 and 4.08 of this Indenture (if applicable to such series) and any covenants made applicable to the Series of Notes which are subject to defeasance under the terms of a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate with respect to the outstanding Notes of that Series on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes of that Series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes of that Series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof with respect to any Series of Notes, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3), 6.01(4) and 6.01(5) hereof shall not constitute Events of Default with respect to such Notes.
SECTION 8.04.    Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:
In order to exercise either Legal Defeasance or Covenant Defeasance with respect to any Series of Notes:
(1)    Company must irrevocably deposit or cause to be irrevocably deposited with the Trustee, in trust, for the benefit of the Holders of that Series of Notes, cash in Dollars, noncallable Government Securities, or a combination thereof, in such amounts as will be sufficient, as determined by the Company, and expressed in a written certification thereof, signed by the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company and delivered to the Trustee, to pay the principal of, premium, if any, and interest on the outstanding Notes of that Series on the stated date for payment thereof or on the applicable redemption date, as the case may be;
(2)    in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or (B) since the date of this Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)    in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes of that Series will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)    no Default or Event of Default with respect to that Series of Notes shall have occurred and be continuing under Sections 6.01(6) or 6.01(7) hereof at any time in the period ending on the 91st day after the date of deposit; and
(5)    the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
SECTION 8.05.    Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and noncallable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes of the Series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or noncallable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes of that Series.
Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or noncallable Government Securities held by it as provided in Section 8.04 hereof which, as determined by the Company and expressed in a written certification by an Officer of the Company thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
SECTION 8.06.    Repayment to Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or, if then held by the Company, shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof as general creditors, unless an applicable abandoned property law designates another person, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.
SECTION 8.07.    Satisfaction and Discharge of Indenture. If at any time: (a) the Company shall have delivered to the Trustee for cancellation all Notes of a series theretofore authenticated (other than any Notes that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.09 and Notes for whose payment money and/or Government Securities have theretofore been deposited in trust or segregated and held in trust by the Company and thereupon repaid to the Company or discharged from such trust, as provided in Section 8.06); or (b) all such Notes of a particular series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company has irrevocably deposited or caused to be deposited with the Trustee, in trust, for the benefit of the Holders of that Series of Notes, cash in Dollars, noncallable Government Securities, or a combination thereof, in such amounts as will be sufficient, as determined by the Company, and expressed in a written certification thereof, signed by the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company and delivered to the Trustee, to pay at maturity or upon redemption all Notes of that Series not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if the Company shall also pay or cause to be paid all other sums payable hereunder with respect to such Series by the Company, and shall have delivered to the Trustee an Opinion of Counsel and an Officer’s Certificate, each stating that all conditions precedent relating to the satisfaction and discharge of this Indenture with respect to such Series have been complied with, then this Indenture shall thereupon cease to be of further effect with respect to such Series except for the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder and the Company’s obligations in connection therewith (including, but not limited to, the rights of the Trustee and the duties of the Company under Section 7.07, which shall survive despite the satisfaction in full of all obligations hereunder) and, if money shall have been deposited with the trustee pursuant to this Section 8.07:
(i)    the Company’s obligations with respect to such Notes of that Series under Sections 2.05, 2.08 and 2.09 hereof; and
(ii)    Sections 8.05 and 8.06,
each of which shall survive until the Notes have been paid in full.
Upon the Company’s exercise of this Section 8.07, the Trustee, on demand of the Company and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to such Series.
SECTION 8.08.    Reinstatement. If the Trustee or Paying Agent is unable to apply any Dollars or noncallable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE IX
AMENDMENTS
SECTION 9.01.    Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder:
(1)    to cure any ambiguity, defect, omission or inconsistency;
(2)    to provide for uncertificated Notes in addition to, or in place of, certificated Notes;
(3)    to evidence the succession of another Person to the Company or the Guarantor, as applicable, pursuant to Article V and the assumption by such successor of the Company’s or the Guarantor’s, as applicable, obligations in this Indenture and in the Notes to Holders of such Notes pursuant to Article V;
(4)    add guarantors with respect to the notes of such series;

(5)    to make any changes that would provide additional rights or benefits to the Holders of Notes of a Series that does not adversely affect the legal rights under the Indenture of any such Holder, including to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the Holders of all or any Series of Notes as the Board of Directors of the Company shall consider to be for the protection of the Holders of such Notes, to secure the Notes or to make the occurrence, or the occurrence and continuance, of a default in respect of any such additional covenants, restrictions, conditions or provisions a Default or an Event of Default under this Indenture; provided, however, that with respect to any such additional covenant, restriction, condition or provision, such amendment may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other Defaults or may provide for an immediate enforcement upon such Default;
(6)    to modify or amend this Indenture in such a manner as to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture or any supplemental indenture hereto under the TIA;
(7)    to provide for the issuance of additional Notes in accordance with the Indenture;
(8)    to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Notes of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of this Indenture by more than one Trustee;
(9)    with respect to any Series of Notes, to conform the text of the Indenture applicable thereto or the Notes of such Series to any provision of the section “Description of Notes,” “Description of the Notes” or “Description of Debt Securities” in the offering memorandum, prospectus supplement or other like offering document relating to the initial offering of such Series of Notes that is intended to be a verbatim recitation of the terms of such Series of Notes, as evidenced by an Officer’s Certificate delivered to the Trustee.
(10)    to establish the form or terms of Notes and coupons of any Series pursuant to Article II;
(11)    to add to, change, or eliminate any of the provisions of this Indenture with respect to one or more Series of Notes, so long as any such addition, change or elimination not otherwise permitted under this Indenture shall (A) neither apply to any Note of any Series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the Holders of any such Note with respect to the benefit of such provision or (B) become effective only when there is no such Note outstanding; or
(12)    to make any other change that does not materially adversely affect the rights of any Holder of the Notes, as determined conclusively by the Company in good faith as evidenced by an Officer’s Certificate delivered to the Trustee.
SECTION 9.02.    With Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Notes of any Series without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Notes of each Series then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) affected by such amendment or supplement by execution of a supplemental indenture hereto. However, without the consent of each Holder affected, an amendment or supplement may not:
(1)    reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
(2)    reduce the rate of or extend the time for payment of interest, including default interest, on any Note;
(3)    reduce the principal of or change the Stated Maturity of any Note;

(4)    reduce the amount payable upon the redemption of any Note or change the time of any mandatory redemption or, in respect of an optional redemption, the times at which any Note may be redeemed (excluding, for the avoidance of doubt, the number of days before a redemption date that a notice of redemption may be sent to the holders) or, once notice of redemption has been given to the holders, the time at which it must thereupon be redeemed;
(5)    make any Note payable in money other than that stated in the Note;
(6)    waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);
(7)    make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or premium, if any, or interest on the Notes;
(8)    waive a redemption payment with respect to any Note; or
(9)    make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.
It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or supplement, but it shall be sufficient if such consent approves the substance thereof. After an amendment or supplement under this Section becomes effective, the Company shall deliver or cause to be delivered to all affected Holders a notice briefly describing such amendment or supplement. The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section.
SECTION 9.03.    Revocation and Effect of Consents and Waivers. A consent to an amendment, supplement or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective, it shall bind every Holder of each Series affected by such amendment, supplement or waiver. An amendment, supplement or waiver becomes effective once both (i) the requisite number of consents have been received by the Company or the Trustee and (ii) such amendment or waiver has been executed by the Company and the Trustee.
The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective unless it shall become effective pursuant to the provisions of this Indenture within 120 days after such record date.
SECTION 9.04.    Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

SECTION 9.05.    Trustee to Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment, supplement or waiver the Trustee shall (subject to Section 7.02) be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture. The Trustee shall also be entitled to request indemnity reasonably satisfactory to it in connection with signing an amendment, supplement or waiver.
ARTICLE X
MISCELLANEOUS
SECTION 10.01.    Trust Indenture Act Controls. If this Indenture is qualified under the TIA and any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. Initially, the Indenture will not be qualified under the TIA.
SECTION 10.02.    Notices. Any notice or communication shall be in writing and delivered in person, by e-mail or mailed by first-class mail addressed as follows:
If to the Company and the Guarantor:
UL Solutions Inc.
333 Pfingsten Road
Northbrook, IL 60062
Attention:
Email:
with a copy (which shall not constitute notice to):
Latham & Watkins LLP
330 N. Wabash Ave., Suite 2800
Chicago, Illinois 60611
Attention: Christopher Lueking
Roderick Branch
Email:

If to the Trustee:
Computershare Trust Company, N.A.
1505 Energy Park Drive
St. Paul, MN 55108
Attention: Corporate Trust Administration - UL Solutions Inc. Administrator
Email:
The Company, the Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.
Any notice or communication sent to a Holder shall be delivered electronically (or in the case of Global Notes, pursuant to applicable DTC procedures) or mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so delivered or mailed within the time prescribed.

Failure to deliver or mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is delivered or mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
SECTION 10.03.    Communication by Holders with Other Holders. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
SECTION 10.04.    Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Trustee shall be entitled to receive:
(1)    an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(2)    an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
SECTION 10.05.    Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:
(1)    a statement that the individual making such certificate or opinion has read such covenant or condition;
(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)    a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(4)    a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
SECTION 10.06.    Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.
SECTION 10.07.    Legal Holidays. Unless otherwise provide by Board Resolution, Officer’s Certificates or supplemental indenture hereto for any particular series, a “Legal Holiday” is a Saturday, Sunday or other day on which banking institutions in New York State or city where the Corporate Trust Office of the Trustee is located, are authorized or required by law to close. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a Regular Record Date is a Legal Holiday, the record date shall not be affected.
SECTION 10.08.    Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
SECTION 10.09.    No Recourse Against Others. No director, officer, employee, incorporator or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. This waiver and release shall be part of the consideration for the issuance of the Notes.
SECTION 10.10.    Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.
SECTION 10.11.    Multiple Originals; Electronic Signatures. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. This Agreement shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.
SECTION 10.12.    Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
SECTION 10.13.    Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
SECTION 10.14.    Severability. If any provision in this Indenture is deemed unenforceable, it shall not affect the validity or enforceability of any other provision set forth herein, or of the Indenture as a whole.
SECTION 10.15.    Submission to Jurisdiction and Venue. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS INDENTURE, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY SUBMITS TO AND ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY; AGREES THAT SERVICE AS PROVIDED ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND AGREES EACH OTHER PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY PARTY IN THE COURTS OF ANY OTHER JURISDICTION HAVING JURISDICTION OVER SUCH PARTY.

SECTION 10.16.    No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
SECTION 10.17.    Notes in a Foreign Currency. Unless otherwise specified in a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate delivered pursuant to Section 2.02 of this Indenture with respect to a particular Series of Notes, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of Notes of all Series or all Series affected by a particular action at the time outstanding and, at such time, there are outstanding Notes of any Series which are denominated in more than one currency, then the principal amount of Notes of such Series which shall be deemed to be outstanding for the purpose of taking such action shall be determined by converting any such other currency into a currency that is designated upon issuance of any particular Series of Notes. Unless otherwise specified in a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate delivered pursuant to Section 2.02 of this Indenture with respect to a particular Series of Notes, such conversion shall be at the spot rate for the purchase of the designated currency as published in The Financial Times in the “Currency Rates” section (or, if The Financial Times is no longer published, or if such information is no longer available in The Financial Times, such source as may be selected in good faith by the Company) on any date of determination. The provisions of this paragraph shall apply in determining the equivalent principal amount in respect of Notes of a Series denominated in currency other than Dollars in connection with any action taken by Holders of Notes pursuant to the terms of this Indenture.
All decisions and determinations provided for in the preceding paragraph shall, in the absence of manifest error, to the extent permitted by law, be conclusive for all purposes and irrevocably binding upon the Trustee and all Holders.
SECTION 10.18.    Judgment Currency. The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest or other amount on the Notes of any Series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in the City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in the City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable, and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in the City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.

ARTICLE XI
GUARANTEE
SECTION 11.01.    Applicability of Article. Except as otherwise provided or contemplated by the terms of any Series of Notes pursuant to Section 2.02(x) and provided that such Series of Notes include a notation to the effect described in Section 2.02(x) expressly set forth in such Notes, all Notes of all Series shall be entitled to the benefit of this Article XI.
SECTION 11.02.    Guarantee.
(1)    The Guarantor hereby fully, irrevocably and unconditionally guarantees, on an unsecured and unsubordinated basis, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment of principal of and interest (and premium, if any) on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Notes (the Indenture and the Notes being hereinafter collectively called the “Guaranteed Obligations”). The Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantor, and that the Guarantor will remain bound under this Article XI notwithstanding any extension or renewal of any Guaranteed Obligation.
(2)    The Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. The Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of the Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including the Guarantor) under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture or the Notes; (iv) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (v) except as set forth in Section 11.07, any change in the ownership of the Guarantor.
(3)    The Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.
(4)    Except as expressly set forth in Sections 11.06, 11.07, 8.02 and 8.03 of this Indenture, the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture or the Notes, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.
(5)    The Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.
(6)    In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest (and premium, if any) on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption, by repurchase or otherwise, or to perform or comply with any other Guaranteed Obligation, the Guarantor hereby promises to and will, upon receipt of written demand by the Trustee or the Holders pursuant to this Indenture, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.
(7)    The Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations guaranteed hereby until payment in full in cash of all Guaranteed Obligations. The Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Guarantor’s Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Section. The Guarantor agrees that any right of indemnity, subrogation or contribution it may have under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Guaranteed Obligations.
(8)    The Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Article.
(9)    It shall not be necessary for the guarantee of the Guarantor to be endorsed upon any Note.
SECTION 11.03.    Successors and Assigns. This Article XI shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.
SECTION 11.04.    No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XI at law, in equity, by statute or otherwise.
SECTION 11.05.    Modification.
(1)    No modification, amendment or waiver of any provision of this Article XI, nor the consent to any departure by the Guarantor therefrom, shall in any event be effective (i) unless the same shall be in writing and signed by the Trustee and (ii) with respect to the Holder of a Security adversely affected thereby, unless such Holder consents thereto, and, in each case, then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.
(2)    No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstances.
SECTION 11.06.    Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by the Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
SECTION 11.07.    Release of Guarantors. (1) The Guarantee by the Guarantor shall terminate and be of no further force or effect and the Guarantor shall be deemed to be released from all obligations:

(A)    upon the sale or other disposition (including by way of consolidation or merger), in one or a series of related transactions, of a majority of the total voting power of the capital stock or other interests of the Guarantor, other than to the Company or an Affiliate of the Company and as permitted by this Indenture;
(B)    upon the sale or disposition of all or substantially all the assets of the Guarantor, other than to the Company or an Affiliate of the Company and as permitted by this Indenture;
(C)    upon the Company’s exercise of its option under Section 8.02 or Section 8.03 or if the Company’s obligations under this Indenture are discharged in accordance with the terms of this Indenture; and
(D)    at such time as the Guarantor is released from its obligations under the Senior Credit Facility or there is no Indebtedness or commitments for Indebtedness outstanding under the Senior Credit Facility.
(2)    If the Guarantee of the Guarantor is deemed to be released or is automatically released, the Company shall deliver to the Trustee an Officer’s Certificate stating the identity of the released Guarantor, the basis for release in reasonable detail, and that such release complies with this Indenture. At the written request of the Company, and upon delivery to the Trustee of an Officer’s Certificate and an Opinion of Counsel, which may be subject to customary exceptions and qualifications, each stating that all conditions provided for in this Indenture to the release of the Guarantor have been complied with, the Trustee shall execute and deliver any documents reasonably required in order to evidence such release, discharge and termination in respect of the applicable Guarantee (it being understood that the failure to obtain any such instrument shall not impair any automatic release pursuant to subsection (1)).
[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

UL SOLUTIONS INC.

By:	/s/ Ryan D.Robinson
Name: Ryan Robinson
Title: EVP & CFO

UL LLC, as Guarantor

By:
By:	/s/ Ryan D.Robinson
Name: Ryan Robinson
Title: EVP & CFO of UL Solutions Inc. sole member of UL LLC

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:
[Signature Page to Indenture]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:	/s/ Corey J.Dahlstrand
	Name:	Corey J.Dahlstrand
	Title:	Vice President
[Signature Page to Indenture]